Exhibit 21.1

Subsidiaries of Aleris Corporation as of July 1, 2011

	Subsidiary	State of Incorporation / Formation	Aleris Ownership
1.	Aleris Aluminum Austria GmbH	Austria	100%
2.	Aleris Aluminum Belgium BVBA	Belgium	100%
3.	Aleris Aluminum Bitterfeld GmbH	Germany	100%
4.	Aleris Aluminum Bonn GmbH	Germany	100%
5.	Aleris Aluminum Canada Holding 2, Inc.	Canada	100%
6.	Aleris Aluminum Denmark ApS	Denmark	100%
7.	Aleris Aluminum Duffel BVBA	Belgium	100%
8.	Aleris Aluminum France SAS	France	100%
9.	Aleris Aluminum GmbH	Germany	100%
10.	Aleris Aluminum Italy Srl	Italy	100%
11.	Aleris Aluminum Japan, Ltd.	Japan	100%
12.	Aleris Aluminum Koblenz GmbH	Germany	100%
13.	Aleris Aluminum Netherlands B.V.	Netherlands	100%
14.	Aleris Aluminum Norway AS	Norway	100%
15.	Aleris Aluminum Sales Europe GmbH	Germany	100%
16.	Aleris Aluminum Service Center NV	Belgium	100%
17.	Aleris Aluminum Spain, S.A.	Spain	100%
18.	Aleris Aluminum (Tianjin) Co. Ltd.	China	100%
19.	Aleris Aluminum UK Limited	United Kingdom	100%
20.	Aleris Aluminum Vogt GmbH	Germany	100%
21.	Aleris Asia Pacific International (Barbados) Ltd.	Barbados	100%
22.	Aleris Asia Pacific Limited	Hong Kong	100%
23.	Aleris Belgium EVBVA	Belgium	100%
24.	Aleris Deutschland Beteiligungsunternehment Duffel GmbH	Germany	100%
25.	Aleris Deutschland Holding GmbH	Germany	100%
26.	Aleris Deutschland Vier GmbH Co KG	Germany	100%
27.	Aleris Deutschland Vierte Verwaltungs GmbH	Germany	50%
28.	Aleris Dingsheng Aluminum (Zhenjiang) Co., Ltd.	China	81%
29.	Aleris Gibraltar Limited	Gibraltar	100%
30.	Aleris Global Luxembourg S.a.r.l	Luxembourg	100%
31.	Aleris Holdings Belgium BVBA	Belgium	100%
32.	Aleris Holding Canada Limited	Canada	100%
33.	Aleris Holding Luxembourg S.a.r.l	Luxembourg	100%
34.	Aleris Hylite B.V.	Netherlands	100%
35.	Aleris Worldwide, Inc.	Delaware	100%
36.	Aleris International, Inc.	Delaware	100%
37.	Aleris Luxembourg S.a.r.l	Luxembourg	100%
38.	Aleris Luxembourg S.a.r.l. & Co. KG	Germany	100%
39.	Aleris New Gibraltar Limited	Gibraltar	100%
40.	Aleris Nuevo Leon, S. de R.L. de C.V.	Mexico	100%
41.	Aleris Ohio Management, Inc.	Delaware	100%

42.	Aleris RM, Inc.	Delaware	100%
43.	Aleris Recycling, Inc.	Delaware	100%
44.	Aleris Recycling Bens Run, LLC	Delaware	100%
45.	Aleris Recycling (German Works) GmbH	Germany	100%
46.	Aleris Recycling Holding B.V.	Netherlands	100%
47.	Aleris Recycling (Netherlands) B.V.	Netherlands	100%
48.	Aleris Recycling (Swansea) Ltd.	United Kingdom	100%
49.	Aleris Rolled Products, Inc.	Delaware	100%
50.	Aleris Rolled Products, LLC	Delaware	100%
51.	Aleris Rolled Products Sales Corporation	Delaware	100%
52.	Aleris (Shanghai) Trading Co. Ltd.	China	100%
53.	Aleris Specialty Products, Inc.	Delaware	100%
54.	Aleris Specification Alloys, Inc.	Delaware	100%
55.	Aleris Specification Alloy Products Canada Company	Canada	100%
56.	Aleris Switzerland GmbH	Switzerland	100%
57.	Aleris Technology (Netherlands) BV	Netherlands	100%
58.	Alerisalu Aluminum Portugal Unipessoal, Ltda.	Portugal	100%
59.	Aluminum Recycling Services, S. de R.L. de C.V.	Mexico	100%
60.	BUG-Alutechnik GmbH	Germany	100%
61.	Duinlust Grundstucks GmbH	Germany	100%
62.	Dutch Aluminum C.V.	Netherlands	100%
63.	ETS Schaefer, LLC	Ohio	100%
64.	Grundstucksverwaltungsgesellschaft Objekt Wallersheim GmbH	Germany	100%
65.	IMCO Recycling of Ohio, LLC	Delaware	100%
66.	Imsamet of Arizona	Arizona	70%
67.	Intl Acquisition Co.	Delaware	100%
68.	MetalChem Handel GmbH	Germany	100%
69.	Name Acquisition Co.	Delaware	100%
70.	UWA Acquisition Co.	Delaware	100%

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